Exhibit 10.6

                        MERCHANDISING LICENSE AGREEMENT

Agreement dated as of January 23rd, 2004, between Spin Master Ltd., a company incorporated under the laws of the Province of Ontario, with offices at 450 Front St. West, Toronto Ontario, Canada, M5V 1B6 ("Spin Master") and Genio Group, Inc., a company incorporated under the laws of the State of Delaware ("Licensee").

                                    SCHEDULE

A. "PROPRIETARY SUBJECT MATTER": The "Proprietary Subject Matter" shall consist of: artwork and logos depicting one or more of the non-licensed characters and other distinctive creative elements associated with the toys distributed by Spin Master entitled "Mighty Bean" (the "Property");

B. "LICENSED ARTICLES': The "Licensed Articles," utilizing the Proprietary Subject Matter, shall consist of a card game, trading cards with and without sound, album for trading cards, on-line trading card games and demonstrators.

C. "DISTRIBUTION CHANNELS": The term "Distribution Channels" shall mean the market(s) in such Licensee is authorized to sell and/or distribute the Licensed Articles and shall consist of mass merchandise retail outlets (such as Wal-Mart and Target), "mid-tier" department stores (such as Sears, J.C. Penney and Mervyn's), independent and chain specialty/gift stores specializing in the sale of novelty goods, giftware, souvenirs, greeting cards, jewelry and toy/hobby/craft goods (such as Suncoast/Musicland and Spencer Gifts), catalogues, direct mail, food and drug chains, and discount warehouse membership clubs (such as Costco, Sam's Club and BJ's).

D. "TERM":

         1. "Term": The "Term" will commence on December 15th, 2003 and expire on April 30th, 2006. In the event that Royalty (defined hereafter) payments to Spin Master exceed U.S. $500,000.00 during the Term of the Agreement Licensee shall be granted the option to extend the Term of the Agreement through to April 30'", 2008. Such option shall be exercised 30 calendar days prior to the expiry of the Term.

         2. "Latest Commencement Date": Subject to the limitations and conditions contained in Paragraphs 2. and 11. of the Standard Terms and Conditions attached hereto, Licensee agrees to commence in good faith to manufacture, distribute and se the Licensed Articles not later than June I", 2004 (" Latest Commencement Date").

E. "LICENSED TERRITORY": The "Licensed Territory" is the United States, its territories and possessions and Canada. In the event that Spin Master obtains licensing rights to the Property in any territory outside of Licensed Territory, Licensee shall be granted Right of First Refusal to license the Property for the Licensed Articles within such new territory. The Right of First Refusal shall be exercised within 10 calendar days of notification by Spin Master.

F.  "ROYALTY": The "Royalty" is 12% of 100% of Net Sales.

G. "GUARANTEE/ADVANCE": Licensee shall pay Spin Master a minimum Royalty hereunder of US$75,000.00 (the "Guarantee"), 50,000 Restricted Common Stock Shares and 200,000 Warrants (the "Equity Advances"),which consideration shall be due and payable in accordance with the following schedule (to the extent not previously paid in royalties pursuant to Section F. above).

     1. $5,000.00 already paid upon signature of the Deal Memo by Licensee;

     2. $45,000.00 paid upon signature of this Agreement (G1, G2 & G4 shall be referred to as the "Monetary Advances")

     3. 120,000 Warrants issued to Spin Master Ltd. and 80,000 Warrants to Moose Enterprises PTY Ltd. upon signature of this Agreement. The Warrants are to be issued with a Strike Price of $1.30.

     4. The balance of the Guarantee ($25,000.00) to be paid out 6 months after the release of the first Licensed Article.

     5. 30,000 Restricted Common Stock Shares issued at no cost to Spin Master Ltd and 20,000 Restricted Common Stock Shares issued at no cost to Moose Enterprises PTY Ltd. upon release of first Licensed Article. In the event that such Restricted Shares are not fully tradeable by Spin Master Ltd. and Moose Enterprises PTY Ltd. by April 30th, 2004, Licensee shall pay to Spin Master the sum of $25,000.00 (which amount shall increase the Guarantee [$100,000.00 in total] and which amount shall not be paid in lieu of the issued Restricted Common Stock). Licensee represents and warrants that there shall be no cost to either Spin Master or Moose Enterprises PTY Ltd. with respect to the registration process and the inclusion of their respective shares in the registration filing with the U. S. Securities and Exchange Commission.

It is expressly acknowledged and agreed that the foregoing Monetary Advances and Guarantee installments shall offset Royalties due on sales of Licensed Articles throughout the Term on a cumulative basis as earned.

H. PRODUCT LIABILITY INSURANCE: The amount of bodily injury coverage under "Product Liability Insurance" is US$l,000,000.

I. "TRADEMARK AND COPYRIGHT NOTICES":

                 "Mighty Beanz" TM (C) Moose Enterprise Pty Ltd.
                               All rights reserved

J. "SERVICE OF PROCESS": Licensee hereby agrees that service of process by certified mail to the address set forth on the signature page hereof, with return receipt requested, shall constitute valid service of process.

K. "SPECIAL PROVISIONS":

                  1. Approvals: Any and all packaging, advertising and promotional materials produced by Licensee for use hereunder shall be subject to the prior approval of Spin Master in the following stages of production (including any revisions made during each stage of production):

                  (a) pencil concepts;  (b) color concepts; (c) color comp/final
                  art;   (d)   cromalin   samples;   and  (e)   final   samples,
                  respectively.

         In the event of any disagreement or inconsistency between the foregoing provisions regarding Spin Master's rights of approval over the stages of product development and those set forth in the Standard Terms and Conditions attached hereto, the former shall control.

--------------------------------------------------------------------------------

By signing in the spaces provided below, the parties have agreed to all of the terms and conditions contained in the above Schedule and the attached Standard Terms and Conditions. This Agreement shall consist of the above Schedule, the attached Standard Terms and Conditions and any rider making specific reference to this Agreement attached hereto and separately signed by authorized representatives of Licensee and Spin Master. In the event of any disagreement or inconsistency between the Schedule and Standard Terms and Conditions, the former shall control.

GENIO GROUP, INC. ("Licensee")                SPIN MASTER LTD. ("Spin Master"),

By /s/ Susan Eisner                           By
  ----------------------------                  --------------------------------
  Its  President                                Its  CEO
     -------------------------                      ----------------------------

Date January 23, 2004                         Date February 2, 2004
    --------------------------                    ------------------------------

Licensee's Address:                     Spin Master's Address:

1120 Avenue of the Americas             450 Front Street West
Suite 4020                              Toronto, Ontario
New York, NY, 10036                     M5V lB6 Canada
United States
Attention: Susan Eisner                 Attention: Adam Beder

Telephone: 212/626-6702                 Telephone: 416/364-6002

Facsimile: 212/626-6703                 Facsimile: 416/364-8005

                          STANDARD TERMS AND CONDITIONS

         1. GRANT OF LIMITED LICENSE: Spin Master grants to Licensee and Licensee accepts the non-transferable, non-assignable right and obligation (without the right to grant sublicenses) to utilize the Proprietary Subject Matter solely on or in connection with the manufacture by Licensee (or an approved third party manufacturer) of the Licensed Articles and the sale by Licensee of the Licensed Articles solely in the Licensed Territory during the Term, all as defined above.

         2. TERM: The "Term" as defined in Section D.l. of the Schedule shall expire on the date set forth in such section unless sooner terminated as provided herein. Licensee shall comply with the exploitation date set forth in Section D.2. of the Schedule and shall not advertise to the trade or manufacture or ship Licensed Articles prior to receiving a fully executed copy of this Agreement.

         3. LICENSED TERRITORY: The "Licensed Territory" is set forth above. Licensee agrees that it will not make or authorize other parties to make any use, direct or indirect, of the Proprietary Subject Matter in any other geographical area (except in connection with the manufacture of the Licensed Articles and related materials) and Licensee will not knowingly sell Licensed Articles to third parties who intend or are likely to resell them outside the Licensed Territory, and will take all reasonably necessary precautions against such resale to the extent permitted by law.

         4. ROYALTY, STATEMENTS AND PAYMENTS: Licensee shall pay to Spin Master, in U. S. dollars, a "Royalty" on Net Sales in the amount stated above. "Net Sales" shall mean Licensee's gross sales less only the sum of actual cash discounts, quantity discounts, freight discounts, trade allowances and actual returns for damaged or defective Licensed Articles, the aggregate of such discounts, allowances and returns not to exceed 10% of gross sales during any accounting period. The Royalty shall accrue and be due and payable to Spin Master when the Licensed Articles are sold, shipped, distributed, billed and/or paid for, whichever comes first. Royalty statements (which statements shall be on forms to be furnished to Licensee by Spin Master or shall be prepared in a manner or containing content dictated by Spin Master) and payments shall be made within 30 calendar days after the close of each calendar quarter. Royalty statements shall be rendered quarterly regardless of whether Royalties are actually due and payable for such calendar quarter. If Spin Master does not receive the applicable Royalty payment on or before the thirtieth calendar day after the close of any calendar quarter, Licensee shall pay interest with respect to any Royalties owed to Spin Master at the then-current prime rate plus 2%, computed from the original due date until paid. Neither the acceptance of any payment or Royalty statement nor the deposit of any check shall preclude Spin Master from questioning the correctness of such payment or Royalty statement at any time. Licensee shall keep accurate and complete books and records as they relate hereto for the greater of 6 years from the date hereof or 2 years from termination or expiration of the Term. On reasonable notice, Spin Master shall have the right to examine said books and records, but not more than once during any 12-month period. If any audit discloses that Licensee owes Royalties to Spin Master in excess of 5% of Royalties previously paid in any accounting period, Licensee shall pay the audit costs. Should Licensee fail to maintain auditable books and records, Licensee shall pay to Spin Master a penalty equal to the greater of: (i) 25% of the Guarantee; or (ii) 25% of all Royalties paid (or owed) to Spin Master from the commencement of the Term through the period subject to audit. Payment of such penalty shall not waive, limit or restrict any rights or remedies which Spin Master may have in law or equity.

         5. ADVANCES: Non-refundable Monetary Advances in the amounts stated above shall be payable to Spin Master on the dates therein specified. Said sums shall be applied against the Royalty to be paid to Spin Master during the Term. Royalties accruing during any sell-off period or extension of the Term (of the Agreement), shall not be offset against the Monetary Advances. Royalties accruing during any extension of the Term of renewal options, if any (of the Agreement) shall be offset only against an advance paid with respect to such extended term or renewal period. Royalties payable hereunder shall not be applied against the cash value of the Equity Advances.

         6. GUARANTEE: The minimum amount of Royalties, including the Monetary Advances, shall not be less than the Guarantee stated above. Licensee shall pay to Spin Master an amount equal to that portion of the Guarantee not previously paid pursuant to Paragraphs 4 and 5 above in accordance with the payment schedule set forth in Section G of the Schedule.

         7. COPYRIGHT AND TRADEMARK:

          (a) Ownership; Employees for Hire: Licensee recognizes the unique value of the Proprietary Subject Matter and the good will associated therewith and the secondary meaning that the Proprietary Subject Matter and associated good will have acquired in the mind of the public. Licensee acknowledges that Licensee's use of the Proprietary Subject Matter shall not confer or imply a grant of rights, title or interest in the Proprietary Subject Matter or good will associated therewith and all ownership of copyrights, trademarks and other rights in the Proprietary Subject Matter and in that portion of all artwork, packaging, copy, literary text, advertising and promotional materials of any sort embodying the Proprietary Subject Matter, including al! such materials developed. by Licensee, and the good will pertaining thereto ("Copyrighted Materials"), shall be and at all times remain in the name of Spin Master. All Copyrighted Materials shall constitute "works made for hire" within the meaning of the Copyright Act of 1976, as amended, and all such Copyrighted Materials shall be deemed transferred and assigned to Spin Master promptly upon creation without any further action by any party hereto. All Copyrighted Materials shall be prepared by an employee-for-hire of Licensee under Licensee's sole supervision, responsibility and monetary obligation. If third parties who are not employees of Licensee contribute to the creation of the Copyrighted Materials, Licensee shall obtain from such third parties, prior to commencement of work, a full written assignment of rights so that all right, title and interest in the Copyrighted Materials, throughout the universe, in perpetuity, shall vest in Spin Master. Nothing contained herein shall be deemed or construed to convey to Spin Master any rights or proprietary interest in or to any of the designated trademarks, trade names, copyrights or other proprietary matter of Licensee, all of which shall at all times remain with Licensee.

          (b) Notices: All Licensed Articles and Copyrighted Materials shall bear the copyright notice set forth in the Schedule and the following trademark notices and any other legal notices which Spin Master may from time to time require:

               (i) The designation TM in close proximity to the Trademark, and

               (ii) "TM designates a trademark of Moose Enterprise Pty Ltd."

          (c) Protection of Copyrights, Trademarks and Good Will: Licensee agrees to assist Spin Master, at Spin Master's request and expense, in procuring and maintaining the rights of Spin Master in the Proprietary Subject Matter (including trademark and copyright). In connection therewith, Licensee agrees to execute and/or deliver to Spin Master in such form as Spin Master may reasonably request all instruments necessary to effectuate copyright and trademark protection or to record Licensee as a registered user of any trademarks or to cancel such registration. If Licensee fails to execute any such instruments, Licensee appoints Spin Master as its attorney-in-fact to do so on Licensee's behalf. Spin Master makes no warranty or representation that registered copyright or trademark protection shall be secured in the Proprietary Subject Matter. Spin Master shall control absolutely all infringement litigation brought against third parties involving or affecting the Proprietary Subject Matter and Spin Master may join Licensee as a party thereto at Spin Master's expense.

         8.  INDEMNIFICATIONS:

          (a) By Spin Master: Spin Master agrees to indemnify and hold harmless Licensee, its approved assigns, successors, parents, subsidiaries, affiliates, third party manufacturers and their respective directors, officers and employees from and against any claims, damages, losses, suits, expenses and judgments arising solely out of Licensee's use of the Proprietary Subject Matter as authorized hereunder, provided that Licensee gives Spin Master prompt notice of all claims or suits relating to such use. Spin Master shall have the option to undertake and control the defense and settlement of any such claim or suit and if Spin Master fails to undertake such defense, Spin Master shall promptly reimburse Licensee for actual attorneys' fees incurred by Licensee in its defense of such claim or suit.

          (b) By Licensee: Licensee agrees to indemnify and hold harmless Spin Master, and their respective successors, assigns, parents, subsidiaries, affiliates and co-venturers and all other parties associated with the Proprietary Subject Matter, and their respective directors, officers, employees and agents from and against all claims, damages, losses, liabilities, suits and expenses (including reasonable attorneys' fees) arising out of or in connection with the Licensed Articles or their manufacture, packaging, distribution, promotion, sale or exploitation, (except with respect to those matters against which Spin Master has agreed to indemnify Licensee hereunder). Spin Master shall have the right to defend any such action or proceeding with counsel of their choice at Licensee's cost and expense.

         9. PRODUCT LIABILITY INSURANCE: Licensee shall obtain and maintain at its own expense product liability insurance from a qualified insurance carrier, in the amount set forth in Section H. of the Schedule for bodily injury and $100,000 for property damage, naming Spin Master as an additional insured under said policy. The policy shall be non-cancelable except after 10 calendar days' prior written notice to Spin Master. Licensee shall furnish Spin Master with a certificate of insurance evidencing such coverage within 30 calendar days after signature of this Agreement by Spin Master.

         10. MATERIAL SUPPLIED/APPROVAL/SAMPLES/INSPECTION/PRODUCT SAFETY: Spin Master will make available to Licensee one style guide for the Property at no cost to Licensee. Licensee shall bear the cost of additional style guides or other art reference materials if the Property is one for which no style guide is issued. All prototypes of Licensed Articles and of al! artwork, copy, packaging, literary text, advertising and promotional materials. including the quality and style thereof. shall at all stages of production be subject to Spin Master's prior written approval before manufacture, sale or distribution. Approvals and or responses (e.g. modification requests, disapprovals) will be provided to Licensee by Spin Master within 10 business days of receipt of submission by Licensee. If an approval and or response are not forthcoming after 10 business days, Licensee shall inquire, in writing, to Spin Master as to the status of the submission. If no response is made to Licensee's written inquiry within 48 hours, the submission will be deemed approved. If Licensee fails to submit initial creative designs for Spin Master's approval within 60 calendar days of Licensee's receipt of artwork from Spin Master, then Spin Master shall have the right to terminate this Agreement upon 30 calendar days' notice unless Licensee cures such failure within said 30-calendar day cure period. If final artwork approval has not occurred within 90 calendar days following the date of first submission of such artwork or by the Latest Commencement Date, whichever is earlier, due to Licensee's failure to meet quality standards as reasonably dictated by Spin Master, then Spin Master shall have the right to terminate this Agreement upon 30 calendar days' notice to Licensee unless Licensee cures such failure within said 30-calendar-day cure period. Before selling or distributing the Licensed Articles, Licensee shall furnish and ship to Spin Master, at Licensee's expense, 12 samples of each Licensed Article, including all packaging materials, and 6 samples of all advertising and promotional materials related thereto. All Licensed Articles and related packaging, advertising and promotional materials shall bear the Spin Master logo, as approved by Spin Master. After such samples have been approved by Spin Master, Licensee shall not depart therefrom (other than minor, non-material deviations) without Spin Master's prior written approval. Thereafter, within 30 calendar days following the close of each calendar quarter during the Term, Licensee shall furnish and ship to Spin Master, at Licensee's expense, one representative sample of each Licensed Article together with its packaging to enable Spin Master to determine whether Licensee is maintaining quality control.

         11. EXCLUSIVITY; RESTRICTIONS ON AND MANNER OF EXPLOITATION:

          (a) Exclusivity: Spin Master shall not license to any other entity in North America the right to utilize the Property in connection with the Licensed Articles unless Licensee is in default of any terms and conditions hereunder.

          (b) Premiums/Promotional Arrangements: The use of the Licensed Articles as premiums, promotional tie-ins and any other secondary use of the Licensed Articles is not licensed hereunder; such rights are reserved by Spin Master and may be exercised by Spin Master concurrently herewith.

          (c) Restrictions on and Manner of Exploitation: The Proprietary Subject Matter shall not be used in conjunction with any other licensed name, character, symbol, design, likeness or literary or artistic material, unless any such use is expressly permitted in writing by Spin Master. In no event shall the Licensed Articles be packaged for sale or distribution with other articles. The Licensed Articles shall be sold and distributed in commercial quantities and commercially reasonable assortments, sufficient to meet public demand, at competitive prices, only to jobbers, wholesalers and distributors for sale and distribution to retail stores and to retail stores for direct sale to the public, and not as close-outs or on an approval or consignment basis.

          (d) Licensed Articles Purchased by Spin Licensee Master: shall permit Spin Master and/or a designated affiliate of Spin Master ("Spin Master Affiliate") to purchase Licensed Articles in quantities designated by Spin Master or Spin Master Affiliate, at their lowest wholesale price, on which Spin Master or Spin Master Affiliate, as applicable, will pay the Royalty which would have been payable by Licensee to Spin Master (as defined in Section F. of the Schedule and Paragraph 4. hereof) on sales of the same Licensed Articles to third parties at their best wholesale price, provided that Licensee shall account to Spin Master for such Royalty paid on Licensee's behalf by Spin Master or Spin Master Affiliate pursuant to the provisions hereof.

          (e) Reservation by Spin Master: Neither Spin Master nor Licensee make any representation or warranty as to the amount of gross sales or profits Licensee will derive from the rights licensed hereunder and Spin Master makes no representation or warranty that the Proprietary Subject Matter continue to be exploited. Spin Master may from time to time, at any time, delay, discontinue, resume or change any present or future use of the Proprietary Subject Matter and/or the Property. The name and/or likeness of any performer connected with the Property shall not be included within the definition of the Proprietary Subject Matter and the use thereof is not licensed herein unless otherwise specifically provided or approved in writing by Spin Master. If name and/or likeness rights are granted to Licensee, and Spin Master is required to remove such name and/or likeness from the license granted herein, Licensee shall stop using the same immediately upon notice from Spin Master.

          12. EVENTS OF DEFAULT; TERMINATION:

          (a) Bankruptcy: If Licensee files or has filed against Licensee a petition in bankruptcy, reorganization or for the adoption of an arrangement under any present or future bankruptcy, reorganization or similar law (which petition if filed against Licensee shall not be dismissed within 30 calendar days from the filing date), or if Licensee makes an assignment for the benefit of its creditors or is adjudicated as bankrupt, or if a receiver or trustee of all or substantially all of Licensee's property is appointed, or if Licensee discontinues its business, this Agreement shall automatically terminate forthwith without notice to Licensee.

          (b) Failure to Pay the Monetary or Equity Advances: If Licensee fails to pay the Monetary or Equity Advances within 10 business days of the dates Master specified above, then Spin Master shall have the right to terminate this Agreement upon 20 calendar days' notice to Licensee unless Licensee cures such failure within said 20-calendar-day cure period.

          (c) Failure to Exploit: If, during any two consecutive calendar quarters, Licensee fails to sell, manufacture and/or distribute any Licensed Articles, Spin Master may terminate this Agreement as to such Licensed Articles and/or Licensed Territory, either in whole or in part, by notice to Licensee from Spin Master.

          (d) Other Breaches: If Licensee fails to perform any of its obligations hereunder, Spin Master may terminate this Agreement upon 20 calendar days' written notice, unless Licensee cures any such breach within said 20 calendar days and gives written notice to Spin Master thereof within that period, provided, however, that there shall be no cure period for Licensee's failure to adhere to the approval process as set forth in Paragraph 10 above to the extent that Licensee creates products not licensed under this Agreement or markets Licensed Articles not approved by Spin Master.

          (e) Effect of Termination: Upon expiration or termination of this Agreement, Licensee shall (i) immediately stop in all respects the manufacture, sale and distribution of Licensed Articles and shall within 30 calendar days send Spin Master a complete inventory report and accounting with payment of all Royalties (including any unpaid portions of the Guarantee); and (ii)at Spin Master's election either
          (A)deliver to Spin Master all molds, printing plates, artwork, films, silkscreens and any and all other materials which reproduce any aspect of the Property (" Production Materials"), or (B)give Spin Master satisfactory evidence of their destruction. Spin Master shall have the right to enter the premises where the Licensed Articles are located to verify such inventory statement and/or take possession of and remove any remaining Production Materials. Licensee's refusal to cooperate shall cause the forfeiture of any sell-off rights Licensee may have. Upon expiration or termination, Licensee shall have no further right to exercise the rights licensed hereunder or otherwise acquired in relation to this Agreement. Licensee agrees that its failure to stop in all respects the manufacture, sale and/or distribution upon expiration or termination of this Agreement will result in immediate irreparable damage to Spin Master for which there is no adequate remedy at law, and in the event of such failure by Licensee, Spin shall be entitled to injunctive relief. Spin Master shall be entitled to recover from Licensee, in addition to any other remedies in the event of default, reasonable attorneys' fees, costs and expenses, including collection agency fees incurred by Spin Master in the enforcement of the provisions hereof. Spin Master's exercise of any of the foregoing remedies shall not operate as a waiver of any other rights or remedies which Spin Master may have.

          (f) Sell-off Rights: Upon expiration of the Term, Licensee shall have a period of 120 calendar days in which to sell off previously manufactured Licensed Articles and to fulfill orders for Licensed Articles received prior to the expiration of the Term, on a non-exclusive basis, subject to Licensee's obligation to pay Royalties on and account to Spin period, all remaining Licensed Articles shall at Spin Master for such sales. Upon expiration of the sell-off Master's option be sold to Spin Master at Licensee's direct cost of manufacture, excluding overhead, or Licensee shall destroy the Licensed Articles and furnish Spin Master with a sworn certificate of destruction.

          13. CONFIDENTIALITY: The parties hereto acknowledge that by virtue of the relationship created by this Agreement the parties may acquire confidential information from each other. Neither party shall utilize any such information except as expressly permitted hereunder or disclose to others any such information without the other's prior written consent. Any materials embodying such confidential information shall be returned to the disclosing party upon expiration or termination of this Agreement, or earlier if so requested by such party.

          14. MISCELLANEOUS:

          (a) Notices: All notices and statements shall be in writing and shall together with any payments he personally delivered or sent postage prepaid to the intended party at the address set forth on the signature page of this Agreement (unless notification of a change of address is given in writing). The date of mailing of a notice or statement shall be deemed the date the notice is given or statement rendered.

          (b) Waiver, Modification: The terms of this Agreement may not be waived or modified except by an agreement in writing executed by the parties hereto. The waiver by Spin Master of any breach of this agreement by Licensee must he in writing and shall not be deemed to be a waiver of any prior or succeeding breach.

          (c) Relationship of the Parties: Nothing herein contained shall be construed to place the parties in the relationship of partners or joint venturers and Licensee shall have no power to obligate or bind Spin Master in any manner whatsoever. In the event of a material breach by Spin Master of its obligations hereunder. Licensee's rights and remedies shall be limited to the right to seek damages at law, and Licensee shall not have any right in such event to enjoin, restrain or interfere with Spin Master's exploitation of merchandising rights in connection with the Proprietary Subject Matter or any exploitation by Spin Master of the Property.

          (d) No Assignment: The rights and obligations of Licensee under this Agreement are personal to Licensee and may not he assigned, mortgaged, sublicensed or otherwise transferred or encumbered by Licensee or by-operation of law. The foregoing shall not apply to assignments or sub-licenses to affiliate's and/or wholly owned subsidiary/ies of Licensee in existence as of the effective date of this Agreement. Any other purported assignment or transfer by Licensee of any rights granted to Licensee under this Agreement shall he void and of no effect.

          (e) Governing Law/Jurisdiction/Service of Process: This Agreement shall be construed in accordance with the taws of the Province of Ontario applicable to agreements executed and to he wholly performed in Ontario, Canada. The parties hereto agree that any suit, action or proceeding arising out of or relating to this Agreement may he instituted and prosecuted in any court of competent jurisdiction of the Province of Ontario, and the parties hereto irrevocably submit to the jurisdiction of said courts and waive any rights to object to or challenge the appropriateness of said forums. Service of process shall be in accordance with the laws of the Province of Ontario.

          (f) Reserved Rights: Spin Master reserves all rights not expressly granted herein.

          (g) Captions: Captions of paragraphs and quotation marks appearing herein are inserted for reference and convenience only and do not define or limit the scope or intent of any provision hereof.

          (h) Binding Agreement: Licensee shall have no rights hereunder and Spin Master shall not be hound hereby unless and until this Agreement has been accepted in writing by Spin Master at its corporate headquarters in Toronto. If Spin Master does not accept this Agreement, the parties shall be released from all liability and this document shall be of no force and effect.

          (i) Limitation of Actions: No legal action shall be brought by Spin Master or Licensee under this Agreement unless commenced within 12 months from the date the cause of action arose.

          (j) Entire Agreement: There are no representations, warranties or covenants other than those set forth in this Agreement which sets forth the entire understanding among the parties hereto.

Licensee's Address:                                Spin Master's Address:

1120 Avenue of the Americas Suite 4020             450 Front Street West
New York. NY, 10036                                Toronto, Ontario M5V 1 B6
Unites States                                      Canada

Attention: Susan Eisner                            Attention: Adam Beder

Telephone: 212-626-6702                            Telephone: 416-364-6002

Facsimile: 212-626-6703                            Facsimile: 416-364-8005